Exhibit_8.1
The following are the subsidiaries of the Registrant:
Name - Country/Territory
1.XPACSponsor LLC - Cayman
2.XProject LTD - Cayman
3.XP Holding International LLC - USA
4.XP Advisory US - USA
5.XP Holding UK Ltd - UK
6.XP Finance Holding S.A. - Brazil
7.XP Investimentos S.A. - Brazil
8.XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. - Brazil
9.XP Vida e Previdência S.A. - Brazil
10.Banco XP S.A. - Brazil
11.XPE Infomoney Educação Assessoria Empresarial e Participações Ltda. - Brazil
12.Tecfinance Informática e Projetos de Sistemas Ltda. - Brazil
13.XP Corretora de Seguros Ltda. – Brazil
14.XP Corretora de Seguros de Riscos Corporativos S.A - Brazil
15.XP Gestão de Recursos Ltda. - Brazil
16.XP Finanças Assessoria Financeira Ltda. - Brazil
17.Infostocks Informações e Sistemas Ltda. - Brazil
18.XP Advisory Gestão Recursos Ltda. - Brazil
19.XP Vista Asset Management Ltda. - Brazil
20.XP Controle 4 Participações S.A. - Brazil
21.XP Investments UK LLP - UK
22.XP Private Holding UK Ltd - UK
23.XP Investments US, LLC - USA
24.XP PE Gestão de Recursos Ltda. - Brazil
25.Antecipa S.A. - Brazil
26.XP Allocation Asset Management Ltda. - Brazil
27.XP Eventos Ltda. - Brazil
28.XP Comercializadora de Energia Ltda. - Brazil
29.XP Distribuidora de Títulos e Valores Mobiliários - Brazil
30.Instituto de Gestão e Tecnologia da Informação Ltda. - Brazil
31.XTage Intermediação S.A. - Brazil
32.XP Administradora de Benefícios Ltda. - Brazil
33.XPCorretora de Seguros Riscos - Brazil
34.XP Representação Seguros Ltda. - Brazil
35.Modal Assessoria Financeira Ltda. (ii) - Brazil
36.XP Serviços Financeiros DTVM Ltda. (ii) - Brazil
37.Galapos Consultoria e Participações Ltda. (ii) - Brazil
38.XP Controle 5 Participações Ltda. - Brazil
39.XP Sports Asset Management Ltda. (ii) - Brazil
40.Augme Capital Gestão de Recursos Ltda. - Brazil
41.Augme Holding Participações Ltda. - Brazil
42.Cip S.A. - Brazil
43.Instituto XP. - Brazil
44.Nova XP Controle Participações S.A. - Brazil
45.Nova XP Controle América Participações Ltda. - Brazil
46.Vai Tourinho S.A. - Brazil
47.Wealth High Governance Holding de Participações S.A. - Brazil
48.XP Controle Participações S.A. - Brazil

Exhibit_8.1
49.XP Controle 7 Participações S.A. - Brazil
50.Aetos Energia Fundo de Investimento em Direitos Creditórios - Brazil
51.Araca Fim Cred Priv (iv) - Brazil
52.Aurea Extrema Logística Fundo de Investimento Imobiliário (iv) - Brazil
53.Correspondente Banqueiro Consignados INSSFundo de Investimento em Direitos Creditórios – Resp Ltda (iv) - Brazil
54.Cactos Fundo de Investimento em Participações Multiestratégia Responsabilidade Limitada (iv) - Brazil
55.Consignado Público XP Fundo de Investimento em Direitos Creditórios - Brazil
56.Credit Restructuring Fundo de Investimento em Direitos Creditórios (iv) - Brazil
57.Credit Restructuring II Fundo de Investimento em Direitos Creditórios Responsabilidade Limitada (iv) - Brazil
58.Falx Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior - Brazil
59.Fundo de Investimento em Cotas Multimercado Solar (iv) - Brazil
60.Fundo de Investimento em Participações Novo Hotel Botafogo Empresas Emergentes (iv) - Brazil
61.Gladius Fundo de Investimento Multimercado Investimento no Exterior - Brazil
62.Scorpio Debentures Incentivadas Fundo de Investimento Multimercado Crédito Privado - Brazil
63.SMF Fundo de Investimento Multimercado Crédito Privado - Brazil
64.Javelin Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior - Brazil
65.Frade Fundo de Investimento em Cotas de Fundos de Investimento em Direitos Creditórios NP - Brazil
66.Frade III Fundo de Investimento em Cotas de Fundo de Investimento Multimercado Crédito Privado - Brazil
67.Coliseu Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior - Brazil
68.Makhaira Fundo de Investimento Multimercado Crédito Privado Longo Prazo (iv) - Brazil
69.NIMROD Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior - Brazil
70.XP High Yield Fund SP - Cayman
71.XP International Fund SPC – XP MultistrategyFund SP - Cayman
72.Pleiades Fundo de Investimento em Participações Multiestratégia - Brazil
73.XP Alesia Fund SPCL Shares - Brazil Internacional Fund SPC. - Cayman
74.Newave Fundo de Investimento em Participações Multiestratégia (v) - Brazil
75.Endor Fundo de Investimento em Participações Multiestratégia Investimento no Exterior - Brazil
76.XP PhalanxCTFund - Cayman
77.MMMacadâmia FIMCPIE (ii) - Brazil
78.MMHedge Icon (ii) - Nassau
79.Fundo de Investimento Imobiliário Desenvolvimento 1 Modalmais - Brazil
80.Fundo de Investimento em Participações ChardonnayCapital Semente - Brazil
81.KSMRealty - Fundo de Investimento em Participações Multiestratégia - Brazil
82.Suécia I Fundo de Investimento Multimercado (ii) - Brazil
83.Suécia II Fundo de Investimento Multimercado (ii) - Brazil